UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2012

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

1699 King Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 758-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 28, 2012 (the “Effective Date”), STR Holdings, Inc. (the “Company”), certain Company domestic subsidiaries, as guarantors (the “Guarantors”), the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent, swing line lender and Letter of Credit issuer (the “Administrative Agent”) entered into the First Amendment to Credit Agreement and Security Agreement (the “First Amendment”), amending (i) the Credit Agreement, dated as of October 7, 2011 (the “Credit Agreement”), among the Company, the Guarantors, the Lenders and the Administrative Agent and (ii) the Security Agreement, dated as of October 7, 2011, among the Company, the Guarantors and the Administrative Agent.  The Company has no outstanding indebtedness pursuant to the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement as amended by the First Amendment.

The First Amendment reduces the amount available under the revolving senior credit facility from $150 million to $25 million. During the Cash Collateral Period, the Company may borrow under the revolving senior credit facility. However, the Company must maintain cash collateral deposited by the Company and/or its subsidiaries in an account controlled by the Administrative Agent in an amount equal to any outstanding borrowing under the Credit Agreement, as amended. In addition, the Company is not required to comply with the financial covenants set forth in the Credit Agreement, as amended, during the Cash Collateral Period.

The Cash Collateral Period is the period commencing on the Effective Date and ending on the first date after September 28, 2013 on which (i) the Company and its Subsidiaries have had at least a 5% increase in revenues (determined on a quarter-over-quarter basis) for two consecutive fiscal quarters, (ii) the Company and the Guarantors are in compliance with the Consolidated Leverage Ratio, Consolidated Fixed Charge Coverage Ratio and Consolidated EBITDA financial covenants contained in the Credit Agreement, as amended, for the then most recently-ended four fiscal quarter period and (iii) no Default exists. Subsequent to the Cash Collateral Period, the Company will not have to post cash collateral to borrow under the revolving senior credit facility.

Other than during the Cash Collateral Period, the Company is required to (i) maintain a Consolidated Leverage Ratio as of the end of any fiscal quarter of no more than 2.50 to 1.00, (ii) maintain a Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of no less than 1.50 to 1.00 and (iii) have Consolidated EBITDA as of the end of the most recent four fiscal quarter period of at least $10 million.

The foregoing description of the First Amendment is a summary only and is qualified in its entirety by reference to the full text of the First Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Severance Agreements

The Company entered into severance agreements, dated as of October 1, 2012 (the “Severance Agreements”), with each of Robert S. Yorgensen, Barry A. Morris, Joseph C. Radziewicz and Alan N. Forman, setting forth certain payments and benefits in the event of termination of employment. The Severance Agreements will remain in effect until October 1, 2017 and will automatically renew for one year periods unless the Company or the executive provides notice of termination as provided for in the Severance Agreement.  However, the term of each Severance Agreement will not expire before a date that is 18 months after a Change of Control that occurs during the term of the Severance Agreements. To the extent applicable, the Severance Agreements supersede and replace the severance provisions set forth in any executive’s employment agreement with the Company. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Severance Agreements.

The Severance Agreements provide, among other things, that, if the executive is terminated for any reason, the executive is entitled to his full base salary through the date of termination at the rate in effect immediately prior to such termination date, as well as all compensation and benefits due to the executive under the terms of the Company’s benefit plans, programs and arrangements in effect immediately prior to the termination date.

If an executive is terminated by the Company without Cause or if he terminates his employment with Good Reason, other than during a Change in Control Severance Period, the executive is entitled to receive the payments described above plus (i) the sum of 1.0 times his base salary; (ii) a pro rata portion of any bonus payment he would have been eligible to receive for the performance year during which the termination date occurs; (iii) up to 12 months of payments in the amount required for continuation of COBRA plans and other benefits; (iv) prepayment of all life insurance premiums for 12 months plus the transfer of ownership of all rights of ownership of such arrangements; (v) payments for outplacement services for up to 12 months and (vi) the reimbursement of reasonable legal fees and expenses incurred by the executive in disputing in good faith issues relating to the termination of employment or obtaining or enforcing any benefit provided under the Severance Agreement.

If an executive (other than Mr. Yorgensen) is terminated by the Company without Cause or if he terminates his employment with Good Reason during a Change in Control Severance Period, he is entitled to (i) the sum of 1.25 times his base salary; (ii) his target bonus for the performance year during which the termination date occurs; and (iii) the continued COBRA benefits, life insurance benefits, and outplacement services for up to 15 months and legal fees described above. Mr. Yorgensen is entitled to the same benefits described above for the other executives, except he is eligible to receive a sum of 2.0 times his base salary in such event and the continuation of COBRA benefits, life insurance benefits and outplacement services for up to 24 months. The Change of Control Severance Period is the period commencing 90 days prior to a Change in Control and ending one year following a Change in Control.

Option Agreements

On October 1, 2012, the Company also entered into non-qualified stock option agreements (the “Option Agreements”) with each of Messrs. Yorgensen, Morris, Radziewicz and Forman, under the Company’s 2009 Equity Incentive Plan. Pursuant to the Option Agreements, the Company granted Messrs. Yorgensen, Morris, Radziewicz and Forman options to purchase 285,000, 165,000, 100,000 and 125,000 shares of the Company’s common stock, respectively, at an exercise price of $3.10 (the closing price on September 28, 2012). The options have a term of 10 years and vest annually with 25% of the options vesting on each of the first two anniversaries of the date of grant and the remaining 50% of the options vesting on the third anniversary of the date of grant.  The terms of the Option Agreements for each executive are substantially similar to the prior option agreements the Company has entered into with such executives, except that the Option Agreements do not provide for accelerated vesting upon a Change of Control, other than as disclosed in the following sentence.  The Option Agreements provide that upon a Change of Control (as defined in the Option Agreements) the unvested portion of the option will vest in full to the extent such option is not (i) assumed by the Company or the surviving corporation or its parent or (ii) substituted by the surviving corporation or its parent with a stock option with substantially the same terms.

The foregoing summaries of the Severance Agreements and Option Agreements do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such documents to be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, and the forms of which are attached as Exhibits 10.2 and 10.3 hereto and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

First Amendment to Credit Agreement and Security Agreement, dated as of September 28, 2012, among STR Holdings, Inc., as borrower, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and Letter of Credit Issuer.

10.2	Form of Executive Severance Agreement.
10.3	Form of Executive Non-Qualified Option Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: October 3, 2012	By:	/s/ Alan N. Forman
Alan N. Forman
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1

First Amendment to Credit Agreement and Security Agreement, dated as of September 28, 2012, among STR Holdings, Inc., as borrower, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and Letter of Credit Issuer.

10.2	Form of Executive Severance Agreement.
10.3	Form of Executive Option Agreement.